SCHEDULE 14A
                   Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                               (Amendment No. __)


Filed by the Registrant                    [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive  Proxy  Statement
[X]   Definitive  Additional  Materials
[ ]   Soliciting  Material  Pursuant  to   240.14a-12

                          Mentor Graphics Corporation
                (Name of Registrant as Specified In Its Charter)

                               Icahn Partners LP
                         Icahn Partners Master Fund LP
                        Icahn Partners Master Fund II LP
                       Icahn Partners Master Fund III LP
                         High River Limited Partnership
                             Hopper Investments LLC
                                 Barberry Corp.
                                Icahn Onshore LP
                               Icahn Offshore LP
                               Icahn Capital L.P.
                                   IPH GP LLC
                        Icahn Enterprises Holdings L.P.
                          Icahn Enterprises G.P. Inc.
                                 Beckton Corp.
                                 Carl C. Icahn
                                  Brett Icahn
                                David Schechter
                                  Gary Meyers
                               Jose Maria Alapont
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment  of  Filing  Fee  (check  the  appropriate  box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

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


                             FOR IMMEDIATE RELEASE

                   ICAHN URGES SHAREHOLDERS TO SEND A SIGNAL
            TO THE ENTRENCHED BOARD OF DIRECTORS OF MENTOR GRAPHICS
        BY VOTING THE GOLD CARD FOR HIS THREE HIGHLY QUALIFIED NOMINEES

New York, New York, May 6, 2011
Contact: Susan Gordon (212) 702-4309

Carl C. Icahn issued the following statement today:

Mr. Walden Rhines, on behalf of the entrenched board of directors of Mentor Graphics Corporation, continues to distort the motivations behind our effort to seek minority Board representation. The company's latest letter makes no new arguments. It only repeats arguments made previously - arguments that we have sufficiently dispelled. Unfortunately for Mr. Rhines and his entrenched Board, repeating something doesn't make it true. The mantra Mr. Rhines keeps repeating can't erase the fact that Mentor's stock is now at approximately the same level as it was in 1994. During this 17 year period, all three directors we seek to replace supervised $65 million of compensation to Mr. Rhines.(1) In addition to empty repetition, the letter exhibits a new level of arrogance on the part of Mr. Rhines when he demeans the leading independent proxy advisory firm, Institutional Shareholder Services (ISS), for its support of two of our nominees.

Repetition and arrogance. That's all Mentor's press releases have to offer. The time for letter-writing is over. All information regarding our view that shareholders should vote for change at Mentor Graphics resides in the public domain. We encourage Mentor's existing directors to stop wasting shareholder money on advisors to further entrench themselves. We strongly encourage all shareholders to hold this entrenched Board accountable on May 12th and vote for ALL THREE Icahn nominees on the GOLD proxy card.


                     DISCARD MANAGEMENT'S WHITE PROXY CARD!


  If you have any questions or require any assistance in executing your proxy, please call:
                             D.F. King & Co., Inc.
                   Shareholders call tollfree: (800) 7143313
                 Banks and Brokerage Firms call: (212) 2695550


ON APRIL 1, 2011, CARL C. ICAHN AND AFFILIATES ("ICAHN") FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") IN CONNECTION WITH THE UPCOMING 2011 ANNUAL MEETING OF SHAREHOLDERS OF MENTOR GRAPHICS. SHAREHOLDERS ARE ADVISED TO READ ICAHN'S DEFINITIVE PROXY STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED BY ICAHN WITH THE SEC, BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS, AND ANY OTHER RELEVANT DOCUMENTS AND OTHER MATERIAL FILED BY ICAHN WITH THE SEC CONCERNING MENTOR GRAPHICS WILL BE, WHEN FILED, AVAILABLE FREE OF CHARGE AT HTTP://WWW.SEC.GOV AND WWW.READMATERIAL.COM/MENTOR. IN ADDITION, COPIES OF THE PROXY MATERIALS MAY BE REQUESTED FROM ICAHN'S PROXY SOLICITOR, D.F. KING & CO., INC., BY TELEPHONE AT
(800)  7143313.
_________________________
(1) Walden Rhines received $20MM in base and bonus/non-equity incentive plan compensation, along with 4.3MM options and shares worth $45MM applying SFAS 123R methodology post 1/1/06 and the midpoint of potential realizable value at assumed annual rates of stock price appreciation for option term of 5% to 10% prior to 1/1/06 and the closing share price on 12/31/93 for Mentor was $13.75 versus $14.01 on 4/18/11.